Chembio’s DPP® International Patent Protection Expanding

MEDFORD, NY (October 19, 2011) – Chembio Diagnostics, Inc. (OTC/QB: CEMI & OTC/PK: CEMI), which develops, manufactures, markets and licenses point-of-care diagnostic tests, reported that its Dual Path Platform (DPP®) technology has been or will soon be granted patent protection in a number of major markets including Japan, with the Company recently being notified that the DPP® patent has been allowed in Japan and will therefore be issued there shortly.  The anticipated issuance in Japan, combined with previous DPP® patent issuances in the United States in 2007, and in the United Kingdom, China, Indonesia, Singapore, Malaysia, Australia, Eurasia, and Mexico more recently provides Chembio with an increasingly global patent protection for DPP® products covering many large and emerging markets.  Chembio believes this is important in connection with possible collaborations, distribution agreements, and/or other commercial or strategic transactions, as well as to investors. Furthermore, to the extent DPP® patent applications pending in Europe, South America, Korea, and other jurisdictions result in additional patent DPP® issuances to Chembio, the global footprint of this patent protection would be even further extended.

Javan Esfandiari, Chembio’s Senior Vice President of R&D and the inventor of the DPP® technology commented, “I am very pleased about the progress in expanding our DPP® intellectual property protection, and I am appreciative of the hard work of our R&D team and the overall commitment by Chembio to the development of products that incorporate our DPP® technology.”

About Chembio Diagnostics

Chembio Diagnostics, Inc. develops, manufactures, licenses and markets proprietary rapid diagnostic tests in the growing $7 billion point-of-care testing market. Chembio’s two FDA PMA-approved, CLIA-waived, rapid HIV tests are marketed in the U.S. by Alere, Inc., formerly named Inverness Medical Innovations, Inc. Chembio markets its HIV STAT-PAK® line of rapid HIV tests internationally to government and donor-funded programs directly and through distributors.  Chembio has developed a patented point-of-care test platform technology, the Dual Path Platform (DPP®) technology, which has significant advantages over lateral-flow technologies.  This technology is providing Chembio with a significant pipeline of business opportunities for the development and manufacture of new products based on DPP®. Headquartered in Medford, NY, with approximately 130 employees, Chembio is licensed by the U.S. Food and Drug Administration (FDA) as well as the U. S. Department of Agriculture (USDA), and is certified for the global market under the International Standards Organization (ISO) directive 13.485.

Forward-Looking Statements

Statements contained herein that are not historical facts may be forward-looking statements within the meaning of the Securities Act of 1933, as amended.  Forward-looking statements include statements regarding the intent, belief or current expectations of the Company and its management.  Such statements are estimates only, reflect management's current views, are based on certain assumptions, and involve risks and uncertainties.  Actual results, events, or performance may differ materially from the above forward-looking statements due to a number of important factors, and will be dependent upon a variety of factors, including, but not limited to Chembio's ability to obtain additional financing, to obtain regulatory approvals in a timely manner and the demand for Chembio's products.  In addition, actual revenue may differ materially from any amount referenced or otherwise anticipated in this press release.  Chembio undertakes no obligation to publicly update these forward-looking statements to reflect events or circumstances that occur after the date hereof or to reflect any change in Chembio's expectations with regard to these forward-looking statements or the occurrence of unanticipated events.  Factors that may impact Chembio's success are more fully set forth in Chembio's most recent public filings with the U.S. Securities and Exchange Commission.

Contacts:
Company:
Susan Norcott
631-924-1135 x125
snorcott@chembio.com

Investor & Public Relations:
The Investor Relations Group
Adam Holdsworth
212-825-3210
aholdsworth@investorrelationsgroup.com